Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed on May 30, 2018 pertaining to the Emergent BioSolutions Inc. Stock Incentive Plan of Emergent BioSolutions Inc. of our reports dated February 22, 2018, with respect to the consolidated financial statements and schedule of Emergent BioSolutions Inc. and the effectiveness of internal control over financial reporting of Emergent BioSolutions Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

                                                                                              /s/ Ernst & Young LLP

Baltimore, MD
May 30, 2018